Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Amedica Corporation

Salt Lake City, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-207289), Form S-3 (No. 333-205545), Form S-3 (No. 333-214804), and Form S-8 (No. 333-194977) of Amedica Corporation of our report dated March 23, 2016, relating to the 2015 consolidated financial statements of Amedica Corporation, which appear in this Form 10-K.

/s/ Mantyla McReynolds, LLC
Mantyla McReynolds, LLC
Salt Lake City, Utah
September 19, 2017